Grupo Elektra, S.A. de C.V.
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                              List of Subsidiaries
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Elektra Comercial, S.A. de C.V.
Elektrafin Comercial, S.A. de C.V.
Grupo Hecali, S.A. de C.V.
Salinas y Rocha, S.A. de C.V.
Elektra Mexicana, S.A. de C.V.
Comercios Elektra, S.A. de C.V.
Entrega Especializada, S.A. de C.V.
Almacenes Especializados, S.A. de C.V.
Direccion Especial, S.A. de C.V.
Electronica del Moral, S.A. de C.V.
Inmuebeles Selectos, S.A. de C.V.
Mi Garantia Extendida, S.A. de C.V.
Importaciones Electronicas Ribesa, S.A. de C.V.
Inmuebles Ardoma, S.A. de C.V.
Compania Operadora de Teatros, S.A. de C.V.
Siglo XXI, S.A. de C.V.
Direccion de Administracion Central, S.A. de C.V.
Grupo Proasa, S.A. de C.V.
Grupo Mercantil Finemsa, S.A. de C.V.
Elmex Superior, S.A. de C.V.
Mercadotecnia Tezontle, S.A. de C.V.
Aerotraxis Metropolitanos, S.A. de C.V.
Sistemas de Mision Estrategica, S.A. de C.V.
Administrativos Empresariales, S.A. de C.V.
Inmobiliaria Hecali, S.A. de C.V.
THE ONE, S.A. de C.V.
The One Internet, S.A. de C.V.
Operadora SYR, S.A. de C.V.
Colchones, S.A.
Intra Mexicana, S.A. de C.V.
Elektra Transfer, S.A. de C.V.
Mercantil Agricola, S.A. de C.V.
Datacion y Supervision de Personal, S.A. de C.V.
Importadora y Exportadora Elektra de El Salvador, S.A. de C.V.
Comercializadora Elektra, S.A. de C.V.
Elektra Dominicana, S.A.
Elektra del Peru, S.A.
Inmuebles Elektra, S.A. de C.V.
Elektra Centroamerica, S.A. de C.V.
Inmobiliaria Liur, S.A. de C.V.
Colchones Coloso, S.A. de C.V.
Direccion Sistematica Empresarial, S.A. de C.V.
Operadoras en Servicios Comerciales, S.A. de C.V.
Control y Direccion Administrativa, S.A. de C.V.
Direccion de Admimistracion en Proyectos Aplicados, S.A. de C.V.
Direccion de Admimistracion en Proyectos Especiales, S.A. de C.V.
Mediciones y Representaciones Comerciales, S.A. de C.V.
Gerencia Administrativas Operacionales, S.A. de C.V.
Bienes Raices en Promocion del Centro, S.A. de C.V.
Multinational Customer Services LLC
Investment Partners III, LLC
Cappello Investment Partners IV, LLC
Cappello Investment Partners V, LLC